UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 20, 2019

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2019, MVB Financial Corp. (the “Company”) issued restricted stock units (“RSUs”) to certain of the Company’s named executive officers, which RSU awards were approved by the Company’s Board of Directors and were issued pursuant to the MVB Financial Corp. 2013 Stock Incentive Plan, as amended (the “2013 Plan”).

The RSUs awards include (i) 70% time-based RSUs, with a five-year graded vesting schedule, assuming continued employment with the Company, (ii) 15% performance-based RSUs based on total shareholder return (“TSR”), which will vest in one installment at the end of three years (“TSR Vested RSUs”), (iii) 15% performance-based RSUs based on the Company’s achievement of certain absolute return on assets (“ROA”), which vest in one installment at the end of three years (“ROA Vested RSUs”). TSR will be assessed against the Company’s compensation peer group in use at the time of grant. ROA will be assessed against internal goals established by the Company.

The following table sets forth the RSUs awarded to the Company’s named executive officers identified below:

	Time Vested RSUs	TSR Vested RSUs	ROA Vested RSUs
Larry F. Mazza, President & CEO	19,764	5,728	4,235
Donald T. Robinson, EVP, CFO & Treasurer	5,512	1,597	1,181
John T. Schirripa, EVP, Chief Lending Officer	4,210	1,220	902
David A. Jones, SVP, Chief Risk Officer	2,231	646	478

With respect to TSR Vested RSUs, TSR for the Company during the entire 3-year vesting period must meet the 50th percentile in order to receive, upon vesting, one share of common stock per TSR Vested RSU. If TSR meets or exceeds the 75th percentile of the peer group during the entire 3-year period, the number of shares of common stock awarded upon vesting will equal 150% of one share of common stock per TSR Vested RSU. If TSR exceeds the 50th percentile of the peer group, but is less than 75th percentile, the number of shares of common stock awarded upon vesting will be calculated on a prorated basis. If TSR is below the 50th percentile, no award will be granted.

With respect to ROA Vested RSUs, ROA for the Company in the third year of the 3-year vesting period must equal 1.0% in order to receive, upon vesting, one share of common stock per ROA Vested RSU. If ROA is equal to or greater than 1.15% in the third year of the 3-year period, the number of shares of common stock awarded upon vesting will equal 150% of one share of common stock per ROA Vested RSU. If ROA exceeds 1.0%, but is less than 1.15%, the number of shares of common stock awarded upon vesting will be calculated on a prorated basis. If ROA is below 1.0%, no award will be granted.

    The complete terms and conditions of the RSU awards are set forth in the 2013 Plan previously filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on March 8, 2018 and the form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, and are qualified in their entirety by reference thereto.

On May 21, 2019, the Company approved new Stock Ownership Guidelines for certain executives and directors, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is qualified in its entirety by reference thereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement, dated May 20, 2019.
10.2Stock Ownership Guidelines, dated May 21, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer
Date:  May 20, 2019

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement, dated May 20, 2019	Filed herewith
10.2	Stock Ownership Guidelines	Filed herewith